EXHIBITS TO BE FILED BY EDGAR


               Exhibits:

                    F-1(a)         -         Opinion of  Berlack, Israels &
                                             Liberman LLP

                    F-2(a)         -         Opinion   of   Ballard   Spahr
                                             Andrews & Ingersoll

                    F-3            -         Opinion  of Richard  S. Cohen,
                                             Esq.

                    F-4            -         Opinion of  Ryan Russell Ogden
                                             & Seltzer